Exhibit 99.1

Ancestry.com Announces Management Promotions

CFO Howard Hochhauser Adds Position of Chief Operating Officer

PROVO, Utah, February 15, 2012 – Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today announced several key executive management promotions, as well as the creation of a new executive position, Chief Marketing Officer, for which a search is underway.

The executive promotions and changes include the following:

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Howard Hochhauser, Ancestry’s Chief Financial Officer has been named to the additional position of Chief Operating Officer. Howard will retain CFO duties in his new role and will add oversight of Ancestry’s international businesses, as well as the company’s content acquisition and partnership teams.

•	Eric Shoup, Senior Vice President of Product, has been named Executive Vice President. Shoup oversees product development across all of the Ancestry websites.

•	Scott Sorensen, Vice President of Engineering, has been named Senior Vice President and remains the leader of the company’s engineering group.

•	Jeff Weber, Vice President of People, has been named Senior Vice President, People and Places and will continue to lead the company’s Human Resources group.

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A newly created Chief Marketing Officer position, which will report directly to Ancestry.com Chief Executive Officer, Tim Sullivan. Ancestry’s marketing, content, business development and international activities have been managed to date by Josh Hanna, EVP and General Manager of Ancestry.com. Hanna has advised the Company that he will resign effective at the end of September 2012, and will serve in the interim as Senior Advisor to the CEO, with special focus on the continued management of a number of key strategic partnerships for the company.

“Talent is a top priority at Ancestry, both in terms of attracting new world-class professionals and building a strong leadership team,” said Sullivan. “The moves we are announcing today reflect those objectives. I want to congratulate Howard, Eric, Scott and Jeff, and express my gratitude for the outstanding leadership and strategic insight they’ve provided the company over the past several years. These promotions underscore the respect they have gained within the organization and among our peers and partners, and the roles we expect they will play in helping to build a great product experience for all users of Ancestry.com.

“I am also excited about the decision to add a Chief Marketing Officer to our team,” added Sullivan. “With more than 1.7 million subscribers, a $100 million annual marketing budget, and a host of new product and technology initiatives coming to our subscribers, we are at a size and scale where we think a dedicated top marketing executive is a must for Ancestry.com. Over the last ten years, Josh Hanna has made an incredible contribution to our company, first in the great international businesses he built while based in London for many years, and then more recently overseeing Ancestry.com in the US. While we are disappointed that Josh is moving on, we wish him the best of luck on his next endeavor.”

About Ancestry.com

Ancestry.com Inc. (Nasdaq:ACOM) is the world’s largest online family history resource, with more than 1.7 million paying subscribers. More than 8 billion records have been added to the site in the past 15 years. Ancestry users have created more than 31 million family trees containing over 3 billion profiles. In addition to its flagship site www.ancestry.com, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history.

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include our ability to manage growth, and attract and retain qualified personnel. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2011, and in discussions in other of our SEC filings. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements.